Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Finance of America Companies Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee

Equity	Common Stock	Other	21,106,586	$1.86	$39,258,249.96	0.0000927	$3,639.24

Total Offering Amounts					$39,258,249.96		$3,639.24

Total Fee Offsets							—

Net Fee Due							$3,639.24

(1)

Includes an additional 21,106,586 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) reserved for issuance under the Finance of America Companies Inc. 2021 Omnibus Incentive Plan (“the Plan”), which consists of: (i) 4,736,223 shares of Class A Common Stock that have become reserved for issuance as a result of the operation of the “evergreen” provision of the Plan, which provides that the total number of shares subject to the Plan will be increased on the first day of each fiscal year pursuant to a specified formula; and (ii) 16,370,363 shares of Class A Common Stock issuable under the Plan, which amount is equal to the number of “Substitute Awards” previously issued under the Plan and registered on the registrant’s registration statement on Form S-8 (File No. 333-261461) filed with the Securities and Exchange Commission on June 17, 2021, which did not count against the Absolute Share Limit (as defined in the Plan). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act. The amount of the registration fee is based on a price of $1.86 per share of Class A Common Stock, which is the average of the high and low prices of the registrant’s Class A Common Stock as reported by the New York Stock Exchange on June 15, 2022.